SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  May 19, 2003
                                 --------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                            US Wireless Online, Inc.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Nevada                    333-61424                 82-0505220
   ---------------         ---------------------     ------------------------
   (State or other         (Commission File No.)      (IRS Employer I.D. No.)
   Jurisdiction)

                         745 West Main Street, Suite 100
                           Louisville, Kentucky 40202
                           --------------------------
                    (Address of Principal Executive Offices)

                                 (502) 213-3700
                                 --------------
                         (Registrant's Telephone Number)

                                Cach Foods, Inc.
                            5555 North Star Ridge Way
                                 Star, ID  83669
                                -----------------
          (Former Name or Former Address if changed Since Last Report)


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ITEM  1.  CHANGES  IN  CONTROL  OF  COMPANY.

Pursuant to an Agreement and Plan of Reorganization dated May 12, 2003 between the Company and US Wireless Online, Inc., a Georgia corporation, (the "Agreement"), and effective May 19, 2003, 11,492,565 post-reverse split shares of common stock of the Company were exchanged for approximately 85% or 42,175,000 shares of common stock of US Wireless Online, Inc. making US Wireless Online, Inc. a majority-owned subsidiary of the Company. The Company issued the shares to four shareholders of US Wireless Online, Inc. as follows: 5,552,128 shares to David M. Ragland; 3,283,590 shares to David Hayes; 2,452,474 shares to ISP Ventures, LLC; 204,373 shares to L. Douglas (Doug) Keeney. The transaction, which closed on May 19, 2003, created a change in control of the Company. Pursuant to the Agreement, David M. Ragland, Doug Keeney, Dan Burke, Sr., and James D. Murphy became directors of the Company, Doug Keeney became CEO, Dan Burke, Sr. became President and CFO and the current officers and directors resigned, namely, Cornelius A. Hofman, II, Brian J. Kramer and Kelly O. McBride. As a part of the Agreement, the Company changed its name from Cach Foods, Inc. to US Wireless Online, Inc. Pursuant to the Agreement and prior to closing, the Company effected a 0.48 to one reverse split of the then 12,152,000 currently issued and outstanding shares into 5,832,960 shares. Cornelius A. Hoffman, II, former President and director then cancelled 3,820,000 post-split shares of the Company he owned.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

The Agreement required the Company to acquire up to 100% of the US Wireless Online, Inc. issued and outstanding common stock for up to 13,472,846 post split shares of the Company. As of the closing date of May 19, 2003, the Company had issued 11,492,565 shares in exchange for approximately 85% or 42,175,000 shares of the issued and outstanding shares of US Wireless Online, Inc. The Company will use its best efforts to obtain the remaining shares of US Wireless Online, Inc. as soon as is reasonably practicable, and anticipates that the remaining US Wireless Online stockholders will exchange their respective shares of US Wireless Online for shares of the Company under the terms of the Agreement Some US Wireless Online stockholders may not elect to exchange their shares and instead choose to exercise their dissenters' rights.

The consideration exchanged under the Agreement was negotiated at "arms length," and the directors of the Company used the following criteria in evaluating whether the Agreement should be completed: the relative value of the assets of the Company in comparison to those of US Wireless Online; US Wireless Online's present and past business operations; the future potential of US Wireless
Online; its management; and the potential benefit to the stockholders of the Company. The directors determined that the consideration for the exchange was reasonable, under these circumstances, in their good faith judgment. Neither entity secured a fairness opinion, independent appraisal or advisory services in connection with the share exchange ratio or the terms of the Agreement.

No director, executive officer or five percent or more stockholder of the Company had any direct or indirect interest in US Wireless Online or the US Wireless Online stockholders prior to the completion of the Agreement; similarly, no nominee to become a director or any US Wireless Online stockholder or any beneficial owner of any US Wireless Online Stockholder had any interest in the Company prior to the closing of the Agreement.

Among  principal  terms  of  the  Agreement  are  the  following:

     1. Prior to the completion of the Agreement, (i) the Company was required to effect a .48 for one reverse split on outstanding common stock for the benefit of its pre-share exchange stockholders; and (ii) an aggregate of


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3,820,000  post-split shares of the Company were required to be delivered to the
Company  for  cancellation  pending  the  closing  of  the  Agreement;

     2. The issuance, pro rata, of an aggregate of up to 13,472,846 post-split shares of common stock of the Company in exchange for up to 100% of the outstanding shares of US Wireless Online;

     3. All pre-Agreement assets of the Company, were to be sold following closing, and the funds therefrom shall be used to pay all outstanding liabilities of the Company existing at the closing, except for expenses of the Company's counsel related to services rendered in connection with the Agreement, which were to be paid by US Wireless Online;

     4. Following the closing of the Agreement, the Company amended its Articles of Incorporation to change its name to "US Wireless Online, Inc.", obtained a new Cusip Number (91274M109) and OTC Bulletin Board Symbol (UWRL); and

     5. The designation of the directors and executive officer nominated by the US Wireless Online stockholders.

Prior to the completion of the Agreement, taking into account the cancellation of the 3,820,000 post-split shares, there were 2,012,960 outstanding shares of the Company's common stock. Following the completion of the Agreement, there were 13,505,525 post-split outstanding shares of common stock. Assuming all of the remaining US Wireless Online shareholders exchange their respective shares of US Wireless Online for shares of the Company, there will be 15,485,806 post-split outstanding shares of common stock.

A copy of the Agreement accompanies this Current Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7, Exhibit 2.1.

The Company is a successor to and intends to continue the business operations conducted by US Wireless Online. The following is a summary of certain general information about US Wireless Online:

HISTORY

US Wireless Online was incorporated in 2000 to offer high-speed, low cost Internet access to small and medium sized businesses. After six months of development and beta testing, US Wireless Online inaugurated commercial service in Atlanta, Georgia on January 1, 2001. In February 2001, US Wireless Online successfully bid for certain operating assets of SENETS, a Multiple Dwelling Unit ("MDU") operator then undertaking reorganization under Chapter 11 of the US Bankruptcy Code. US Wireless Online used these assets to upgrade the Atlanta network. In May 2001, US Wireless Online successfully acquired the wireless operations of Darwin, Inc., a hybrid MDU/wireless operator in Kentucky then also undertaking reorganization under Chapter 11. Through the Darwin acquisition, US Wireless Online acquired markets in Kentucky and Ohio and acquired a carrier-grade Network Operations Center.

PRODUCTS

US Wireless Online's core service is high-speed, wireless Internet access for business. Services are provided to businesses in Louisville, Kentucky; Cincinnati, Columbus and Dayton, Ohio; and Atlanta, Georgia.


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US  Wireless Online sells three products within these areas- high-speed Internet access (priced in four tiers from 128 kilobits to 2 megabits); Wi-Fi (wireless broadband) networks; and broadband connections in two convention centers.

MARKET  SIZE

Based upon various industry data, which are periodically updated, fewer than 15% of the approximately 14 million small, medium and large firms in America have high-speed Internet access. However, approximately 91% of the users indicate that the value of high-speed access far exceeds the cost and approximately 50% indicate that they expect to add high-speed access in the next 12 months. The Federal Communications Commission estimates that there were 1.8 million business broadband connections as of June 2001. This number is expected to grow to 6.9 million connections by 2004 for a growth rate of 383%.

Upon completion of US Wireless Online's metro-wide overbuilds, the first of which the Company anticipates in 2004, the number of business and residences "passed" will increase in any given market from approximately 15% penetration to approximately 85% penetration in each of the Company's metro markets.

Target markets include small, medium and large business and residential customers.

LOCATIONS  AND  FACILITIES

US Wireless Online is headquartered in Louisville, Kentucky at 745 W. Main Street, Suite 100. The national Network Operations Center (NOC) is located mile from the management offices on the 23rd floor of the PNC Plaza building also in Louisville, Kentucky. US Wireless Online has a regional office in Atlanta.

The Company's NOC has a Kidde/Grinell oxygen-depletion fire suppression system, filtered air, Liebert battery-based 12-hour Uninterruptible Power Supply back-up, Liebert conditioned air, triple redundant power grids, over 2,000 square feet of raised floor and over 15 displays continuously monitoring each IP-addressable device in the network. US Wireless Online acquired the NOC in the Darwin acquisition at a discount to its actual cost. The NOC is staffed from 7AM to 7PM with 24/7 on-call paging.

RISK  FACTORS

Risk  factors  include  but  are  not  limited  to  the  following:

Competition:  The  ability of US Wireless Online to compete successfully depends
-----------
upon a number of factors including its responsiveness to demand for diversity in products and services, technological capability, product quality, and pricing. The ability to remain competitive will depend in significant part upon its ability to continually upgrade systems and service to keep up with technological advances and changes in a timely and cost-effective manner in response to both evolving demands of the marketplace, requirements of applicable laws and regulations and product/service offerings by competitors. Should a competitor have a technological breakthrough, US Wireless Online could lose a significant share of the market unless it is able to keep pace with developing technology.

The two principal providers of high-speed Internet access are the local telephone and the cable company. The local telephone company can provide service only to the extent it can reach a house or business through an upgraded copper phone line. The broadband product they offer is Digital Subscriber Lines ("DSL"). DSL service is offered by the regional Bell Operating companies such


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

as SBC, Verizon and BellSouth. Consequently, local telephone and cable companies provide the most competition to the U.S. Wireless Online business. Earthlink, Sprint, Covad and Competitive Local Exchange Carriers such as Adelphia and NuVox also sell DSL service.

Local cable companies provide shared bandwidth over their cable systems. To do so, they must first upgrade their physical plants from one-way television service to two-way data service. The capital involved in such upgrades has restrained cable modem rollouts. Moreover, the service they offer, a shared, "best efforts" service, degrades as more users burden their systems.

Management believes WLL (wireless local loop), on the other hand, offered by US Wireless Online requires fewer capital expenditures than DSL or cable to expand or build out a market. An overbuild with as many as 10 "super cell sites" would support 30,000 customers at a development cost of less than $500,000. Each individual cell site costs approximately $45,000 to place in service.

US Wireless Online has identified at least one competitive supplier of fixed wireless in each of its markets. In all cases, the competitor is smaller and working around the edges of the U.S. Wireless Online networks signal coverage.

Contract  Termination:  While  US  Wireless  Online  may  obtain firm, long-term
---------------------
purchase commitments from corporate and/or residential customers, cancellations and non-renewals in excess of anticipated sales-reductions would adversely affect profitability. The short-term nature of US Wireless Online's customer commitments and the possibility of rapid changes in demand reduce US Wireless Online's ability to estimate accurately future customer requirements. US Wireless Online may increase staffing, purchase additional equipment and incur other expenses to meet the anticipated demand of its customers but that increased demand may not materialize, thus adversely affecting US Wireless Online's ability to make a profit. Additionally, any of US Wireless Online's long-term relationships may be terminated at any time, for valid or invalid reasons, with or without recourse and termination of a significant number of these relationships could have a material and adverse effect on US Wireless Online and its business.

Expansion:  US Wireless Online has grown in recent years and expects to continue
---------
the expansion of its operations. This growth has placed, and will continue to place, significant strain on management, operations, technical, financial, systems, sales, marketing and other resources. The ability to manage the expansion to date, as well as any future expansion, will require progressive enhancements or upgrades of processes, equipment, accounting and other systems and the implementation of a variety of procedures and controls. US Wireless Online cannot assure that significant problems in these areas will not occur. Any failure to enhance or expand these systems and implement procedures and controls in an efficient manner and at a pace consistent with its business activities could harm the financial condition and results of operations. The success of the internal growth strategy of U.S. Wireless Online will depend on various factors, including the demand for its products and services and its ability to generate new and higher margin business. These factors are, at least in part, beyond US Wireless Online control and there can be no assurance US Wireless Online's internal growth strategy will be successful.

Economic  Conditions:  Economic  and  political  conditions,  both  domestic and
--------------------
international, affect the business of US Wireless Online. The success of US Wireless Online particularly depends upon the general economic conditions in its competing area. US Wireless Online is unable to predict the nature or extent of the effect on its operating results of economic trends over which it has no control, such as unemployment and inflation. Additionally, despite the general business experience of the management team of US Wireless Online and the initial sales and acceptance of the products and services offered, there can be no assurance that markets for the products of US Wireless Online will be developed or maintained to the extent anticipated, or if they are, that such markets will be sizable enough to permit US Wireless Online to operate profitably.


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MANAGEMENT

Directors  and  Executive  Officers.
------------------------------------

The following members of the Board of Directors of the Company will serve until the next annual meeting of stockholders or until their successors have been elected and qualified. The officers serve at the pleasure of the Board of Directors.

David  Ragland,  Age  36,  Chairman  of  the  Board

Mr. Ragland has served as CFO and COO of several successful startups and emerging growth companies from 1994 to 2000. He acted as CFO for Allied Foods, Inc. in Atlanta, Georgia from 1991-1994 where he managed the financial turnaround of a $30 million dollar pet food manufacturing company and performed CFO duties including labor union negotiations, information systems management, investor relations management, as well as participation in the sale of the company after the financial turnaround was complete. Mr. Ragland, a certified public accountant, began his career in accounting and finance for Ernst & Young in 1986. Mr. Ragland received both his Bachelor of Business Administration in Accounting and his Masters in Accounting from the University of Georgia. He is currently a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants.

L.  Douglas  Keeney,  Age  52,  CEO  and  Director

Mr. Keeney has been in marketing and management since 1976. He is a former Vice President of Benton & Bowles and Young & Rubicam and was the founder and CEO of several successful start-ups including Avion Park and Gateway America, a provider of digital content to MSN. Mr. Keeney has worked for fifteen years in marketing and advertising in Los Angeles and New York and internationally with a subsidiary of British-American Tobacco. He was nominated to and attended the Institute for Advanced Advertising Studies (NYC) and nominated for Entrepreneur of the Year by both USC and Arthur Young. For the last seven years, Keeney has served as and CEO of Avion Park, LLC, publishers and producers of digitally based television and written content, and of Gateway America, a content provider to MSN: The Microsoft Network. After selling Avion Park, Mr. Keeney joined US Wireless Online and became CEO in December 2000. He is on the Board of Advisors of Afterburner Seminars, an INC 500 companyand PostToSell, LLC, a provider to eBay. Mr. Keeney is Chairman of the License Exempt Alliance of the Wireless Communications Association, holds one patent and is a published author of business books and military histories with Simon & Schuster and HarperCollins. Mr. Keeney has a BA in Economics from the University of Southern California and an MBA from the University of Southern California Marshall School of Business.

Daniel  P.  Burke,  Sr., Age 56, President, Chief Financial Officer and Director

Mr. Burke has been involved principally in the energy industry since 1980 and has developed a number of successful companies including Commonwealth Energy Services, which Sempra Energy (formerly San Diego Gas & Electric) purchased. Mr. Burke has most recently served as co-founder and Chief Operating Officer of MxEnergy, a residential energy marketing company that has grown from inception to 175,000 customers since the fall of 1999 and operates in six eastern U.S. states. Mr. Burke successfully launched his company's marketing program in the nation's first deregulated natural gas market. In addition to President and Chief Executive Officer, Mr. Burke has served in a number of executive positions involving finance, accounting, administration and employee benefits. Mr. Burke is a graduate of the University of Louisville with degrees in Accounting and English and has completed courses at the University of Louisville School Of Law.


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James  D.  Murphy,  Age  39,  Director.

Mr. Murphy is the founder and Chief Executive Officer of Afterburner, Inc., an INC 500 management training company located in Atlanta, Georgia. Since 1996 Afterburner has trained over 2.3 million executives and middle managers of Fortune 500 companies in techniques to improve their executive skills. A former military officer and F-15 Instructor Pilot in the United States Air Force, Mr. Murphy brings to the company an extensive background in sales management, and the independence of an outside director. Mr. Murphy, a graduate of the University of Kentucky, is a member of the Young Entrepreneurs Organization. In 2002 Catalyst Magazine ranked Mr. Murphy as one of Atlanta's Top 50
Entrepreneurs.  He  also  is  the  author  of  Business  is  Combat.

ITEM  7.   FINANCIAL  STATEMENTS,  PRO  FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Financial  Statements  of  Businesses  Acquired.

     These financial statements will be provided within 60 days from the date of this Report.

          (b)  Pro  Forma  Financial  Information.

These pro forma financial statements will be provided within 60 days from the date of this Report.

          (c)  Exhibits.

          2.1   Agreement  and  Plan  of  Reorganization
          3.1   Certificate  of  Amendment  for  Name  Change
          99.1  Reorganization  Completion  Press  Release
          99.2  Metro-Wide  Network  Overbuild  Press  Release
          99.3  Management  Team  Press  Release


SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 US  Wireless  Online,  Inc.



DATED:  May  19,  2003          /s/  Doug  Keeney
                                --------------------
                                Doug  Keeney
                                Chief  Executive  Officer


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